Exhibit 10.1

Private and Confidential

LOCK-UP AGREEMENT

FF EAI Robotics Ecosystem Inc.

1990 E. Grand Ave.

El Segundo, California 90245

This agreement (this “Lock-up Agreement”) is being delivered to FF EAI Robotics Ecosystem Inc. (formerly known as AIxCrypto Holdings, Inc.), a corporation incorporated under the Laws of the State of Delaware (the “Purchaser”), in connection with that certain transaction agreement dated [●], 2026 (the “Transaction Agreement”), by and among Smart Technology Holdings Ltd., a company incorporated under the Laws of the Cayman Islands (the “Cayman Seller”), Faraday Future Intelligent Electric Inc., a corporation incorporated under the Laws of the State of Delaware (“FFAI” and, together with the Cayman Seller, the “Seller” or “Seller Parties”; each, a “Seller Party”), the Company, FF EAI Robotics Inc., a corporation incorporated under the Laws of the State of California (the “Company”), and FFR Acquisition Sub LLC, pursuant to which the Purchaser will acquire the Company Stock from the Cayman Seller in exchange for the Purchaser Stock Consideration (such term as defined in the Transaction Agreement). Each Seller Party executing this Lock-up Agreement and each Person that becomes a party hereto by executing a joinder is referred to herein as the “undersigned” or “you”. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Transaction Agreement.

In order to induce the Purchaser to enter into the Transaction Agreement, and in light of the benefits that the Transactions could confer upon you in your capacity as a Seller Party and a recipient, directly or indirectly, of the Purchaser Stock Consideration, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, you hereby irrevocably agree that, without the prior written consent of the Purchaser with approval of the disinterested members of the Purchaser Board, during the period beginning on the Closing Date through and including the date that is eighteen (18) months following the Closing (the “Lock-Up Period”), with respect to one-hundred percent (100%) of the Purchaser Stock Consideration received pursuant to the Transaction Agreement, including any Purchaser Common Stock issued or issuable upon conversion of the Purchaser Preferred Stock, and any securities issued or issuable in respect thereof upon a stock split, stock dividend, recapitalization, reorganization or similar event (collectively, the “Undersigned’s Securities”), you will not, and will not cause or direct any of your Affiliates to, directly or indirectly, (1) offer for sale, sell, assign, transfer, pledge, contract to sell, lend or otherwise dispose of (or enter into any transaction or agreement that is designed to, or would reasonably be expected to, result in the disposition by any person at any time in the future of) the Undersigned’s Securities, (2) enter into any swap, hedge or similar agreement or arrangement (including, without limitation, the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivatives transaction or instrument, however described or defined) that transfers, is designed to transfer or reasonably could be expected to transfer (whether by the undersigned or someone other than the undersigned) in whole or in part, directly or indirectly, any of the economic benefits or risks of ownership of any Undersigned’s Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Purchaser Common Stock, Purchaser Preferred Stock or other securities of the Purchaser, in cash or otherwise, or (3) publicly disclose the intention to do any of the foregoing.

The foregoing restrictions are expressly agreed to preclude you from engaging in any hedging or other transaction which is designed to, or which reasonably could be expected to, lead to or result in a sale or disposition of any Undersigned’s Securities even if such Undersigned’s Securities would be disposed of by someone other than you, including, without limitation, any short sale or any purchase, sale or grant of any right (including without limitation any put or call option, forward, swap or any other derivative transaction or instrument) with respect to any Undersigned’s Securities or any other security of the Purchaser that includes, relates to, or derives any significant part of its value from any Undersigned’s Securities.

The foregoing restrictions, including without limitation the immediately preceding sentence, shall not apply to:

(a) any bona fide charitable gift or gifts, including, without limitation, to a charitable organization or educational institution; provided, that it shall be a condition to any transfer pursuant to this clause (a) that (1) the transferee/donee agrees to be bound by the terms of this Lock-up Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto, (2) any such transfer shall not involve a disposition for value, and (3) each party (donor, donee, transferor or transferee) shall agree to not voluntarily make, any filing or public announcement of the gift, sale or other disposition prior to the expiration of the Lock-Up Period;

(b) the exercise or settlement of stock options or other equity awards granted pursuant to the Purchaser’s stock option/incentive plans or awards, provided, that the restrictions shall apply to any securities issued upon such exercise or settlement to the extent they constitute Undersigned’s Securities;

(c) bona fide gifts, sales or other dispositions of shares of any class of the Purchaser’s capital stock that are made exclusively between and among the undersigned and Affiliates of the undersigned, including its partners (if a partnership) or members (if a limited liability company); provided, that it shall be a condition to any transfer pursuant to this clause (c) that (1) the transferee/donee agrees to be bound by the terms of this Lock-up Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto and (2) each party (donor, donee, transferor or transferee) shall agree to not voluntarily make, any filing or public announcement of the gift, sale or other disposition prior to the expiration of the Lock-Up Period;

(d) the conversion, exercise or exchange of any securities of the Company, into Purchaser Common Stock or any other securities of the Purchaser, provided, that such shares of Purchaser Common Stock or other securities issued upon conversion, exercise or exchange, to the extent they constitute Undersigned’s Securities, remain subject to the terms of this Lock-up Agreement;

(e) any transfers or commitments to transfer pursuant to a merger, consolidation, tender offer or other similar transaction involving a Change of Control (as defined below) or reverse merger, other than the Transactions, provided, that in the event that such merger, consolidation, tender offer or other such transaction involving a Change of Control or reverse merger is not completed, such Purchaser Common Stock or other securities held by the undersigned shall remain subject to the provisions of this Lock-up Agreement;

(f) transfers that are approved by the prior written consent of the Purchaser (with approval by disinterested directors of the Purchaser at that time);

(g) sales of Purchaser Common Stock purchased by the undersigned on the open market following the date of the Transaction Agreement, provided, that any required filing under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) made during the Lock-Up Period shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (g); and

(h) pledges of the Undersigned’s Securities in bona fide financing transactions, provided, that any transferee or foreclosing party shall, before acquiring any Undersigned’s Securities pursuant to such pledge, execute and deliver to the Purchaser a joinder to this Lock-up Agreement and agree to be bound by its terms for the remainder of the Lock-Up Period.

“Change of Control” shall mean (i) the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction, in one transaction or a series of related transactions, the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of at least 50% of the total voting power of the Purchaser (or the surviving entity) or (ii) the sale or other disposition (in one transaction or a series of transactions) of all or substantially all of the assets of the Purchaser.

This Lock-up Agreement shall become effective as of the Closing Date. This Lock-up Agreement, and the obligations of the undersigned hereunder, shall automatically terminate upon the termination of the Transaction Agreement pursuant to its terms.

This Lock-up Agreement and any transaction contemplated by this Lock-up Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflict of laws principles that would result in the application of any other law than the laws of the State of Delaware.

[Signature page follows]

Each undersigned hereby represents and warrants that it has full power and authority to enter into this Lock-up Agreement. Any obligations of an undersigned shall be binding upon its successors and assigns.

Dated:

[Name of Undersigned]

By:
Name:
Title:

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